Exhibit 99.1

francesca’s® Announces Resignation of Michael W. Barnes- Chairman, President and CEO

▪	Richard W. Kunes named interim Chairman, President & CEO
▪	Q1 2016 preliminary comparable sales increase of 2% and diluted earnings per share (“EPS”) of $0.17 expected

HOUSTON, TEXAS — May 17, 2016 — Francesca’s Holdings Corporation (NASDAQ: FRAN) today announced that its Chairman, President and CEO, Michael W. Barnes has resigned for personal reasons effective immediately. The Company’s former Lead Director, Richard W. Kunes, has been named interim Chairman, President and CEO. Mr. Kunes has served on the Company’s Board since February 2013 and served as the Lead Director from July 2015 until his appointment as interim CEO. A search for a successor has commenced.

Previously, Mr. Kunes served as Executive Vice President & Senior Advisor to the Chief Executive Officer at The Estée Lauder Companies, Inc., (“Estée Lauder”) from August 2012 to June 2013. Prior to such time, Mr. Kunes served for 12 years as Executive Vice President and Chief Financial Officer at Estée Lauder, as well as holding several other financial management positions with Estée Lauder, including Corporate Controller. He is currently a member of the Board of Directors and head of the Audit and Finance Committee of Tory Burch LLC.

Mr. Kunes stated, “We wish Mike the best in his future endeavors. During his tenure, Mike built a strong leadership team of highly accomplished and talented executives. The Board has the utmost confidence in the management team to execute the business plans for fiscal year 2016 and the initial strategies of Vision 2020, the Company’s long range plan. In addition, our Board members have diverse and talented backgrounds and will provide ongoing support and guidance to the management team.”

Preliminary comparable sales for the fiscal first quarter ended April 30, 2016 increased 2% as compared to the fiscal first quarter 2015 and preliminary EPS for the first quarter is expected to be $0.17.

The Company will report actual fiscal first quarter financial results and hold its related conference call on June 9, 2016.

Forward-Looking Statements

Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements reflect our current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected. These risks and uncertainties include, but are not limited to, the following: the risk that we cannot anticipate, identify and respond quickly to changing fashion trends and customer preferences; our ability to attract a sufficient number of customers to our boutiques or sell sufficient quantities of our merchandise through our direct-to-consumer business; our ability to successfully open and operate new boutiques each year; our ability to efficiently source and distribute additional merchandise quantities necessary to support our growth; and our ability to attract and integrate a new President and Chief Executive Officer. For additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements, please refer to "Risk Factors" in our Annual Report on Form 10-K for the year ended January 30, 2016 filed with the Securities and Exchange Commission on March 25, 2016 and any risk factors contained in subsequent quarterly and annual reports we file with the SEC. We undertake no obligation to publicly update or revise any forward-looking statement.

Preliminary Results

The Company’s announced preliminary results for its fiscal first quarter ended April 30, 2016 are preliminary and subject to change. The Company and its external auditors have not completed their normal quarterly closing and related review procedures for the quarter ended April 30, 2016, and there can be no assurance that final results for the quarter will not differ from the preliminary results, including as a result of quarter-end closing procedures or review adjustments. In addition, these preliminary results should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP that have been reviewed by the Company’s external auditors.

About Francesca's Holdings Corporation

francesca's® is a growing specialty retailer which operates a nationwide-chain of boutiques providing customers a unique, fun and differentiated shopping experience. The merchandise assortment is a diverse and balanced mix of apparel, jewelry and gifts. Today francesca's® operates 626 boutiques in 48 states and the District of Columbia and also serves its customers through francescas.com. For additional information, please visit www.francescas.com.

CONTACT:
ICR, Inc.	Company
Jean Fontana	Kelly Dilts
646-277-1214	832-494-2315
kelly.dilts@francescas.com / IR@francescas.com